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                                                                     EXHIBIT 4.5

                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of February 7, 2001, by and between STAR Telecommunications, Inc., a Delaware corporation (the "COMPANY"), and IDT Investments Inc., a Nevada corporation (the "INVESTOR").

     WHEREAS, on February 1, 2001, the Company issued and sold 2,398,082 shares of Common Stock, par value $0.001 per share, of the Company (the "COMMON STOCK") to IDT at a price of $0.417 per share of Common Stock.

     WHEREAS, the Company and the Investor have entered into a Investment Agreement, dated as of February 7, 2001, pursuant to which (i) the Investor has agreed to purchase 6,302,005 shares of Common Stock and the Company has agreed to sell to the Investor such shares of Common Stock, subject to the conditions set forth in the Investment Agreement, and (ii) the Investor has agreed to acquire warrants to purchase up to 3,389,249 additional shares of Common Stock (subject to adjustments as provided in such warrants) and the Company has agreed to grant the Investor warrants to purchase such shares of Common Stock, subject to the conditions set forth in such warrants; and

     WHEREAS, it is a condition to the consummation of the Investment Agreement that the Company and Investor enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     Section 1. DEFINITIONS. (a) For the purposes of this Agreement:

          "ACT" means the Securities Act of 1933, as amended.

          "AFFILIATE" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with the first such person.

          "CLOSING" and "CLOSING DATE" mean the date of the Closing, as such term is defined in the Investment Agreement.

          "HOLDER" means a holder of Registrable Securities or, unless the context otherwise requires, warrants to purchase Warrant Shares, as the term is defined in the Investment Agreement.

          "PERSON" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

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          "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement.

          "REGISTRABLE SECURITIES" means the Initial Shares, Shares and Warrant Shares, as the terms are defined in the Investment Agreement, and all shares of Common Stock the Investor and its affiliates currently beneficially own, PROVIDED, HOWEVER, that such Shares or Warrant Shares shall cease to be Registrable Securities when and to the extent that (i) the Shares and Warrant Shares have been sold pursuant to an effective Registration Statement under the Act, (ii) the Investor or its Affiliates no longer hold any of the Shares or Warrant Shares, (iii) all of the Shares and Warrant Shares have become eligible for resale by the Investor or its Affiliates within any three-month period pursuant to Rule 144 under the Act (or any similar provision then in force) or
(iv) such Shares or Warrant Shares have ceased to be outstanding.

     (b) Capitalized terms used and not otherwise defined in this Agreement have the meaning ascribed to them in the Investment Agreement.

     Section 2. REGISTRATION RIGHTS.

     2.1. (a) REGISTRATION UPON DEMAND. (i) At any time after the Closing Date, one or more Holders that in the aggregate beneficially own at least 20% of the Registrable Securities may make a demand that the Company effect the registration of all or part of such Holders' Registrable Securities (a "DEMAND REGISTRATION"). Upon receipt of a valid request for a Demand Registration, the Company shall promptly, and in any event no later than 15 days after such receipt, notify all other Holders of the making of such demand and shall use its reasonable efforts to register under the Act as expeditiously as may be practicable the Registrable Securities which Holders have requested the Company to register in accordance with this Section 2.1(a)(i). Notwithstanding the foregoing, the Company shall only be required to effect a registration if the number of Registrable Securities that the Company shall have been requested to register shall, in the aggregate, represent at least 20% of the Registrable Securities then held by all Holders. The Holders shall together have the right to two Demand Registrations pursuant to this Section 2.1(a)(i). No other securityholder of the Company shall be permitted to include any of its securities in a registration statement pursuant to this Section 2.1(a)(i) unless the Investor or its Affiliates consent to such inclusion prior to the filing of the registration statement. Notwithstanding the foregoing provisions of this clause (a)(i), the Holders shall not make a Demand Registration during the 180-day period following the date hereof, when a Registration Statement on Form S-1 is in effect which covers the Registrable Securities and has been approved in writing by the Investor, which approval shall not be unreasonably withheld.

          (ii) Notwithstanding Section 2.1(a)(i) hereof, and in addition to the rights granted under Section 2.1(a)(i) hereof, at any time the Company is or becomes eligible to register its securities on Form S-3 (or any successor form), one or more


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holders that in the aggregate beneficially own at least 20% of the Registrable
Securities may make a demand that the Company effect the registration of all or part of such Holders' Registrable Securities (an "S-3 DEMAND REGISTRATION"). Upon receipt of a valid request for an S-3 Demand Registration, the Company shall promptly, in and any event no later than 15 days after such receipt, notify all other Holders of the making of such demand and shall use its reasonable efforts to register under the Act as expeditiously as may be practicable the Registrable Securities which Holders have requested the Company to register in accordance with this Section 2.1(a)(ii). Notwithstanding the foregoing, the Company shall not be required to effect any registration if the number of Registrable Securities that the Company shall have been requested to register shall, in the aggregate, represent at least 20% of the Registrable Securities then held by all Holders. The Holders shall together have the right to three S-3 Demand Registrations pursuant to this Section 2.1(a)(ii). No other securityholder of the Company shall be permitted to include any of its securities in a registration statement pursuant to this Section 2.1(a)(ii) unless the Investor or its Affiliates consent to such inclusion prior to the filing of the registration statement.

          (b) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to Section 2.1(a) hereof shall not be deemed to have been effected (i) if a registration statement with respect thereto has not been declared effective by the Securities and Exchange Commission ("SEC"), (ii) if after it has become effective and prior to the date ninety (90) days after the effective date, such registration is materially interfered with by any stop order, injunction or similar order or requirement of the SEC or other governmental agency or court for any reason not attributable to the fault of any of the Holders, or (iii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of a Holder to perform its obligations under such underwriting agreement.

          (c) PIGGYBACK REGISTRATION. If the Company proposes to file a registration statement under the Act with respect to an offering of its equity securities for its own account or for the account of another person or entity, including, without limitations, for the account of Gotel Investments Ltd. or any of its affiliates (other than a registration statement on Form S-4 or S-8 (or any substitute forms that may be adopted from time to time by the SEC)), the Company shall give written notice of such proposed filing to the Holders at the address set forth in the share register of the Company as soon as reasonably practicable (but in no event less than 7 business days before the anticipated filing date), undertaking to provide each Holder the opportunity to register on the same terms and conditions such amount of Registrable Securities as such Holder may request (a "PIGGYBACK REGISTRATION"). Each Holder will have 5 business days after receipt of any such notice to notify the Company as to whether it wishes to participate in a Piggyback Registration (which notice shall not be deemed to be a request for a Demand Registration). If the registration statement is filed on behalf of a person or entity other than the Company, the Company shall include the Registrable Securities that the Holders wish to sell in the registration statement. If the Company or the person or entity for



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whose account such offering is being made shall determine in its sole discretion not to register or to delay the proposed offering, the Company may, at its election, provide written notice of such determination to the Holders and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Securities in connection therewith and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Securities for the same period as the delay in respect of the proposed offering.

     If the Registrable Securities requested to be included in the Piggyback Registration by any Holder differ from the type of securities proposed to be registered by the Company and the managing underwriter for such offering advises the Company that due to such differences the inclusion of such Registrable Securities would cause a material adverse effect on the price of the offering (a "MATERIAL ADVERSE EFFECT"), then (x) the number of such Holders' Registrable Securities to be included in the Piggyback Registration shall be reduced to an amount which, in the opinion of the managing underwriter, would eliminate such Material Adverse Effect or (y) if no such reduction would, in the opinion of the managing underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Registrable Securities from such Piggyback Registration, PROVIDED, that there are not included and offered for the account of any other Person in such Piggyback Registration any other securities that differ from the type of securities proposed to be registered. Any partial reduction in number of Registrable Securities of any Holder to be included in the Piggyback Registration pursuant to clause (x) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Holder's requested securities bears to the total number of securities requested to be included in such Piggyback Registration by all persons or entities other than the Company who have the contractual right to request that their securities be included in such registration statement and who have requested that their securities be included.

     2.2. BLACKOUT PERIODS FOR HOLDERS. If the board of directors of the Company determines in good faith that the registration of Registrable Securities pursuant to Section 2.1(a) hereof (or the use of a registration statement or related prospectus) would be materially detrimental to the Company or its shareholders because such filing would require disclosure of material non-public information, and therefore the board of directors determines that it is in the Company's best interest to defer the filing of the registration statement, and promptly gives the Holders written notice of such determination in the form of a certificate signed by an executive officer of the Company following their request to register any Registrable Securities pursuant to Section 2.1(a), the Company shall be entitled to postpone the filing of the registration statement otherwise required to be prepared and filed by the Company pursuant to Section 2.1(a) hereof for a reasonable period of time, but not to exceed 60 days (a "DEMAND BLACKOUT PERIOD") after the date of such request, PROVIDED that the Company's exercise of its rights under this Section 2.2 (i) shall not result in Demand Blackout Periods for more than 180 days in any 365 day period, (ii) shall not result in Demand Blackout Periods that are separated by less than 45


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days and (iii) shall only be effective when and for so long as the officers and directors of the Company and other holders, if any, of registration rights with respect to the Company's securities are similarly restricted from buying or selling securities of the Company and/or exercising their registration rights, as applicable. The Company shall promptly notify each Holder of the expiration or earlier termination of any Demand Blackout Period.

     2.3. OBLIGATIONS OF THE COMPANY. Whenever the Company is required to effect the registration of any Registrable Securities under this Section 2, the Company shall, at its expense and as expeditiously as may be practicable:

     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, use reasonable efforts to keep such registration statement effective for not less than 120 days, unless all Registrable Securities included therein are earlier sold.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of applicable law with respect to the disposition of all of the Registrable Securities covered by such registration statement.

     (c) Use its best efforts to qualify such Registrable Securities (i) for listing on the NASDAQ National Market or listing on the New York Stock Exchange, Inc. or (ii) if neither such quotation system or exchange is available for quotation or listing, for listing on a national securities exchange selected by a majority in interest of the Holders of the Registrable Securities being registered.

     (d) Furnish to the Holders of Registrable Securities registering such securities such numbers of copies of a prospectus, including a preliminary prospectus (in the event of an underwritten offering), in conformity with the requirements of applicable law, and such other documents as each such Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

     (e) Use reasonable efforts to register and qualify the securities covered by such registration statement under state blue sky laws in any U.S. jurisdictions in which such registration and qualification is reasonably requested by any Holder; PROVIDED, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions.

     (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form and substance as agreed to by the Company and the managing underwriter of such offering.


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     (g) Promptly notify the Holders in writing: (i) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to the registration statement or related prospectus or any written request by the SEC for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or prospectus or any amendment or supplement thereto or the initiation of any proceedings by any person for that purpose, and promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and (iv) of the receipt by the Company of any written notification with respect to the suspension of the qualification of any Registrable Securities for sale in any jurisdiction or the initiation or overt threat of any proceeding for such purpose.

     (h) Notify the Holders in writing on a timely basis, at any time when a prospectus relating to such Registrable Securities is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Upon receipt of any notice of the occurrence of any event of the kind described in the preceding sentence, each Holder will cease using such prospectus until receipt by the Holders of the copies of such supplemented or amended prospectus. If so requested by the Company, each Holder will deliver to the Company any copies of such prospectus then in its possession (other than one permanent file copy). If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 2.3(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Holders such supplemented or amended prospectus.

     (i) Furnish, at the request of any Holder participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective,
(i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as if customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in the registration, addressed to the underwriters, if any, and to the Holders participating in the registration


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of Registrable Securities and (ii) a "Cold Comfort" letter dated as of such date, from the independent certified public accountants to the underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in the registration, addressed to the board of directors of the Company, to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in the registration of Registrable Securities.

     (j) Cause the transfer agent to remove restrictive legends on certificates representing the securities covered by such registration statement.

     (k) Prepare and file with the SEC, promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders, is required under the Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holders.

     (l) Make reasonably available for inspection by any Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Holder or underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested in connection with such registration statement.

     (m) Provide a CUSIP number for the Registrable Securities included in any registration statement not later than the effective date of such registration statement.

     (n) Cooperate with each selling Holder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

     (o) During the period when the prospectus is required to be delivered under the Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 ACT").

     (p) Make generally available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the SEC thereunder.

     (q) Provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Securities.


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     (r) Use its reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities pursuant to the terms contemplated hereby.

     2.4. FURNISH INFORMATION.

     (a) It shall be a condition precedent to the obligation of the Company to include any Registrable Securities of any Holder in a registration statement pursuant to this Section 2 that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, any other securities of the Company held by it, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of the Registrable Securities held by such Holder. Any such information shall be provided to the Company within any reasonable time period requested by the Company.

     (b) Each Holder shall notify the Company, at any time when a prospectus is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in the applicable registration statement, as then in effect, in each case only with respect to information provided by such Holder, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Such Holder shall immediately upon the happening of any such event cease using such prospectus. Any other Holders shall cease using such prospectus immediately upon receipt of notice from the Company to that effect. If so requested by the Company, each Holder shall promptly return to the Company any copies of such prospectus in its possession (other than one permanent file copy). The Company shall promptly prepare and furnish to each such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     2.5. EXPENSES OF REGISTRATION. The Company shall bear and pay all reasonable expenses incurred in connection with any registration, filing or qualification of Registrable Securities pursuant to this Section 2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, but excluding underwriting discounts and commissions relating to the Registrable Securities.

     2.6. UNDERWRITING REQUIREMENTS. In connection with any underwritten offering of a Holder's Registrable Securities, the Holders shall, after consulting with the Company, select the underwriters participating in the registration. Each of the Company and the Holder of Registrable Securities shall enter into, and perform its obligations under, one or more underwriting agreements and any related agreements and documents (which may include an escrow agreement and/or a power of attorney with respect to the disposition of the Registrable Securities), which shall include such representations,


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warranties, conditions, covenants, indemnities, lock-up (up to 180 days) and contribution provisions as are customary in the context of transactions of the kind, in the form that is reasonably satisfactory to the Company. If any Holder disapproves of the terms of any underwriting, it may elect, prior to the execution of any underwriting agreement, to withdraw therefrom by written notice to the Company and the lead managing underwriter.

     2.7. DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

     2.8. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 2:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Act and the 1934 Act and their respective directors, officers, partners, stockholders, members, employees, agents and representatives and each person, if any, who controls such Holder within the meaning of the Act and the 1934 Act (each, an "INDEMNIFIED PERSON"), against any losses, claims, damages, or liabilities joint or several) to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, are based upon or relate to (collectively, a "VIOLATION")
(x) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary or final prospectus contained therein or any amendments or supplements thereto or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or
(z) any violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law in connection with the offering covered by any registration statement; and the Company will pay to each Indemnified Person, as they are incurred, any reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in strict conformity with written information furnished by a Holder expressly for use in connection with such registration or is caused by any failure by the Holder to deliver a prospectus or preliminary prospectus (or amendment or supplement thereto) as and when required under the Act after such prospectus has been timely furnished by the Company.


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     (b) To the extent permitted by law, each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, and each person, if any, who controls the Company within the meaning of the Act or the 1934 Act (each, an "INDEMNIFIED PERSON"), against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation is caused by (x) any untrue statement or alleged untrue statement contained in, or by any omission or alleged omission from, information furnished in writing to the Company by the Holder specifically and expressly for use in any such registration statement or prospectus but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof or (y) any failure by the Holder to deliver a prospectus or preliminary prospectus (or amendment or supplement thereto) as and when required under the Act after such prospectus has been timely filed by the Company. Such Holder will pay any reasonable legal or other expenses incurred by any Indemnified Person, as they are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED, FURTHER, that in no event shall any indemnity under this Section 2.8(b) exceed the net proceeds from the offering received by such Holder upon its sale of Registrable Securities included in the registration statement.

     (c) Promptly after receipt by an Indemnified Person under this Section 2.8 of notice of the commencement of any action (including any governmental action), such Indemnified Person will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties; PROVIDED that an Indemnified Person shall have the right to retain separate counsel, and the reasonable fees and expenses of such counsel shall be paid by the indemnifying party if representation of such Indemnified Person by the counsel retained by the indemnifying party would be inappropriate (in the opinion of the Indemnified Person) due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding, provided that the indemnifying party in such event shall not be responsible for the fees of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Persons that may be represented without conflict by one counsel. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the


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Indemnified Person under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any Indemnified Person otherwise than under this Section 2.8.

     (d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Person with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such Indemnified Person hereunder, agrees to contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Person on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the Indemnified Person shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation. In no event shall a Holder's obligation to contribute pursuant to this Section 2.8(d) exceed the net proceeds from the offering received by such Holder upon its sale of Registrable Securities included in the registration statement.

     (e) The obligations of the Company and the Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities under a registration statement pursuant to this Section 2.

     2.9. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee of Registrable Securities, PROVIDED that (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree with the Company in writing to be subject to the terms and conditions of this Agreement to the extent then applicable.

     2.10. RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

     (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Act, at all times;

     (b) File with the SEC, in a timely manner, all reports and other documents required to be filed by the Company under the Act and the 1934 Act; and


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

     (c) So long as a Holder owns any Registrable Securities, furnish such Holder upon request a written statement by the Company as to its compliance with the reporting requirements of SEC Rule 144 or any similar or analogous rule promulgated under the Act, and of the 1934 Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

     Section 3. MISCELLANEOUS.

     3.1. NO ASSIGNMENT. The Company may not assign this Agreement or any of its rights hereunder without the prior written consent of the Investor. The Investor may not assign this Agreement or any of its rights hereunder, except to a subsidiary of IDT Corporation, without the prior written consent of the Company; upon the full and complete assignment of all of its rights hereunder by the Investor, the Investor shall be fully released from all obligations hereunder and shall cease to be a party hereto. Any purported assignment which does not comply with the foregoing provisions of this Section 3.1 and Section 2.9 shall be null and void. This Agreement shall be binding upon each of the parties hereto and their respective permitted successors and assigns.

     3.2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING INITIATED BY A PARTY TO THIS AGREEMENT ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF NEW YORK AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MY NOW HAVE OR HEREAFTER OBTAIN TO THE LAYING OF VENUE IN ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

     3.3. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     3.4. CAPTIONS AND HEADINGS. The captions and headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     3.5. NOTICES. All notices to be given herein shall be effective upon receipt and shall be in writing and delivered personally or by recognized delivery service or mailed, first class mail, postage prepaid or given by telecopy or other similar means (followed with a confirmation by mail) to the parties, as the case may be, at the following address or such other address as may hereafter be designated, in writing, by the respective party in accordance with this paragraph:


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

         If to the Company:

         STAR Telecommunications, Inc.
         223 East de La Guerra Street
         Santa Barbara, California 93101
         Attention: Brett Messing
         Fax:  (805) 884-1137

         If to the Investor:

         IDT Investments Inc.
         2325 B Renaissance Drive
         Las Vegas, Nevada 89119
         Attention:  President
         Fax:  (702) 966-4247

         with a copy to:

         Sullivan & Cromwell
         125 Broad Street
         New York, New York 10004
         Attention: John Evangelakos
         Fax:  (212) 558-3588

     3.6. AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained written consent of Holders owning in the aggregate at least 51% of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure. No consent or waiver, express or implied, by a party in the performance by the other party to or of any breach or default by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party hereunder. The giving of consent by a party in any one instance shall not limit or waive the necessity to obtain such party's consent in any future instance. No waiver of any rights under this Agreement shall be binding unless it is in writing signed by the party waiving such rights.

     3.7. SEVERABILITY. If any term or provision hereof or the application thereof to any circumstance shall be held invalid or unenforceable, such term or provision shall be ineffective but shall not affect in any respect whatsoever the validity of the remainder of this Agreement; and the parties shall immediately renegotiate such term or provision to eliminate such invalidity or unenforceability, maintaining to the greatest extent permissible the spirit of the Agreement as originally written.

     3.8. ENTIRE AGREEMENT. This Agreement (together with the agreements referenced herein) contains the entire understanding of the parties hereto with respect to the subject matter contained herein, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the matters contemplated hereby, other than those set forth herein or made hereunder.

     3.9. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 3.9 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

                       [SIGNATURES ON THE FOLLOWING PAGE.]

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.



                             STAR TELECOMMUNICATIONS, INC.



                             By:
                                  ----------------------------------------------
                                  Name:
                                  Title:



                             IDT INVESTMENTS INC.



                             By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


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